Exhibit 99.1

Investor Contact: Mark Melnyk 407-613-3327 mark.melnyk@hgv.com	Media Contact: Lauren George 407-613-8431 lauren.george@hgv.com
FOR IMMEDIATE RELEASE
Hilton Grand Vacations Reports Third Quarter 2024 Results
ORLANDO, Fla. (Nov. 7, 2024) – Hilton Grand Vacations Inc. (NYSE: HGV) (“HGV” or “the Company”) today reports its third quarter 2024 results.
Third quarter of 2024 highlights1
•Total contract sales were $777 million.
•Member count was 722,000. Net Owner Growth (NOG) for the legacy HGV-DRI business for the 12 months ended Sept. 30, 2024, was 1.2%.
•Total revenues for the third quarter of 2024 were $1.306 billion compared to $1.018 billion for the same period in 2023.
◦Total revenues were affected by a net recognition of $49 million in the current period compared to a net deferral of $12 million in the same period in 2023.
•Net income attributable to stockholders for the third quarter was $29 million compared to $92 million for the same period in 2023.
◦Adjusted net income attributable to stockholders for the third quarter was $68 million compared to $109 million for the same period in 2023.
◦Net income attributable to stockholders and adjusted net income attributable to stockholders were affected by a net recognition of $27 million in the current period compared to a net deferral of $7 million in the same period in 2023.
•Diluted EPS for the third quarter was $0.28 compared to $0.83 for the same period in 2023.
◦Adjusted diluted EPS for the third quarter was $0.67 compared to $0.98 for the same period in 2023.
◦Diluted EPS and adjusted diluted EPS were affected by a net recognition of $27 million in the current period compared to a net deferral of $7 million in the same period in 2023, or $0.26 and $(0.06) per share in the current period and the same period in 2023, respectively.
•Adjusted EBITDA attributable to stockholders for the third quarter was $303 million compared to $269 million for the same period in 2023.
◦Adjusted EBITDA attributable to stockholders was affected by a net recognition of $27 million in the current period compared to a net deferral of $7 million in the same period in 2023.
•During the third quarter, the Company repurchased 2.8 million shares of common stock for $108 million.
◦On Aug. 7, 2024, HGV’s Board of Directors approved a new share repurchase program authorizing the Company to repurchase up to an aggregate of $500 million of its outstanding shares of common stock over a two-year period (the “2024 Repurchase Plan”), which is in addition to the prior repurchase authorization.
◦Through Oct. 31, 2024, the Company has repurchased approximately 1.4 million shares for $50 million and currently has $503 million of remaining availability under the share repurchase programs, of which $500 million was under the 2024 Repurchase Plan.
•The Company is reiterating its guidance for the full year 2024 Adjusted EBITDA, excluding deferrals and recognitions, of $1.075 billion to $1.135 billion.
“We’re pleased with our third quarter results, which were in line with our expectations,” said Mark Wang, CEO of Hilton Grand Vacations. “I’m encouraged by the early positive signs we’ve seen in our operating metrics following the strategic regionalization and staffing changes we announced last quarter. We’re optimistic about further improvement ahead from these strategic initiatives, coupled with the benefit of the upcoming introduction of HGV Max to the Bluegreen system. Above all, we remain confident in our strategy – we have the right scale, the right inventory, and the right product offering. With our reorganization work largely behind us, our focus turns to driving execution to maximize value creation for our shareholders.”
1.The Company’s current period results and prior year results include impacts related to deferrals of revenues and direct expenses related to the Sales of Vacation Ownership Intervals or Vacation Ownership Interests (“VOIs”) under construction that are recognized when construction is complete. These impacts are reflected in the sub-bullets.

Overview
On Jan. 17, 2024, HGV completed the acquisition of Bluegreen Vacations Holding Corporation (“Bluegreen” or “Bluegreen Vacations”).
For the quarter ended Sept. 30, 2024, diluted EPS was $0.28 compared to $0.83 for the quarter ended Sept. 30, 2023. Net income attributable to stockholders and Adjusted EBITDA attributable to stockholders were $29 million and $303 million, respectively, for the quarter ended Sept. 30, 2024, compared to net income attributable to stockholders and Adjusted EBITDA attributable to stockholders of $92 million and $269 million, respectively, for the quarter ended Sept. 30, 2023. Total revenues for the quarter ended Sept. 30, 2024, were $1.306 billion compared to $1.018 billion for the quarter ended Sept. 30, 2023.
Net income attributable to stockholders and Adjusted EBITDA attributable to stockholders for the quarter ended Sept. 30, 2024, included a net recognition of $27 million relating to the completion of projects under construction in Hawaii during the period.
Consolidated Segment Highlights – Third quarter of 2024
Real Estate Sales and Financing
For the quarter ended Sept. 30, 2024, Real Estate Sales and Financing segment revenues were $814 million, an increase of $202 million compared to the quarter ended Sept. 30, 2023. Real Estate Sales and Financing segment Adjusted EBITDA and Adjusted EBITDA profit margin were $233 million and 28.6%, respectively, for the quarter ended Sept. 30, 2024, compared to $205 million and 33.5%, respectively, for the quarter ended Sept. 30, 2023. Real Estate Sales and Financing segment revenues results in the third quarter of 2024 increased primarily due to a $159 million increase in sales revenue and a $30 million increase in financing revenue.
Real Estate Sales and Financing segment Adjusted EBITDA reflects a benefit of $27 million due to the recognition of sales and related expenses of VOIs under construction for the quarter ended Sept. 30, 2024, compared to $7 million net construction deferral for the quarter ended Sept. 30, 2023, which reduced reported Adjusted EBITDA attributable to stockholders.
Contract sales for the quarter ended Sept. 30, 2024, increased $174 million to $777 million compared to the quarter ended Sept. 30, 2023. For the quarter ended Sept. 30, 2024, tours increased by 39.2% and VPG decreased by 7.2% compared to the quarter ended Sept. 30, 2023. For the quarter ended Sept. 30, 2024, fee-for-service contract sales represented 17.9% of contract sales compared to 28.9% for the quarter ended Sept. 30, 2023.
Financing revenues for the quarter ended Sept. 30, 2024, increased by $30 million compared to the quarter ended Sept. 30, 2023. This was driven primarily by an increase in the weighted average interest rate of 45 basis points for the originated portfolio and an increase in the carrying balance of the timeshare financing receivables portfolio as of Sept. 30, 2024, compared to Sept. 30, 2023.
Resort Operations and Club Management
For the quarter ended Sept. 30, 2024, Resort Operations and Club Management segment revenue was $383 million, an increase of $61 million compared to the quarter ended Sept. 30, 2023. Resort Operations and Club Management segment Adjusted EBITDA and Adjusted EBITDA profit margin were $156 million and 40.7%, respectively, for the quarter ended Sept. 30, 2024, compared to $126 million and 39.1%, respectively, for the quarter ended Sept. 30, 2023, primarily due to an increase in management fees partially offset by an increase in personnel related costs compared to the same period in 2023.
Inventory
The estimated value of the Company’s total contract sales pipeline is $12.9 billion at current pricing.
The total pipeline includes $8.8 billion of sales relating to inventory that is currently available for sale at open or soon-to-open projects. The remaining $4.1 billion of sales is related to inventory at new or existing projects that will become available for sale in the future upon registration, delivery or construction.
Owned inventory represents 90.4% of the Company’s total pipeline. Approximately 69.1% of the owned inventory pipeline is currently available for sale.
Fee-for-service inventory represents 9.6% of the Company’s total pipeline. Approximately 59.4% of the fee-for-service inventory pipeline is currently available for sale.
Balance Sheet and Liquidity
Total cash and cash equivalents were $297 million and total restricted cash was $244 million as of Sept. 30, 2024.

As of Sept. 30, 2024, the Company had $5.0 billion of corporate debt, net outstanding with a weighted average interest rate of 6.699% and $1.6 billion of non-recourse debt, net outstanding with a weighted average interest rate of 5.068%.
As of Sept. 30, 2024, the Company’s liquidity position consisted of $297 million of unrestricted cash and $308 million remaining borrowing capacity under the revolver facility.
As of Sept. 30, 2024, HGV has $750 million remaining borrowing capacity under the Timeshare Facility. As of Sept. 30, 2024, we had $1.7 billion of notes that were current on payments but not securitized. Of that figure, approximately $1.3 billion could be monetized through either warehouse borrowing or securitization while another $294 million of mortgage notes we anticipate being eligible following certain customary milestones such as first payment, deeding and recording.
Free cash flow was $59 million for the quarter ended Sept. 30, 2024, compared to $70 million for the same period in the prior year. Adjusted free cash flow was $(42) million for the quarter ended Sept. 30, 2024, compared to $257 million for the same period in the prior year. Adjusted free cash flow for the quarter ended Sept. 30, 2024, and 2023 includes add-backs of $61 million and $25 million, respectively for acquisition and integration related costs.
As of Sept. 30, 2024, the Company’s total net leverage on a trailing 12-month basis, inclusive of all anticipated cost synergies, was approximately 4.01x.

Total Construction Deferrals and/or Recognitions Included in Results Reported Under Accounting Standards Codification Topic 606 (“ASC 606”)
The Company’s Adjusted EBITDA as reported under ASC 606 includes construction-related recognitions and deferrals of revenues and related expenses as detailed in Table T-1 below. Under ASC 606, the Company defers revenues and related expenses pertaining to sales at projects that occur during periods when that project is under construction until the period when construction is completed.

T-1
NET CONSTRUCTION DEFERRAL ACTIVITY
(in millions)

	2024
NET CONSTRUCTION DEFERRAL ACTIVITY	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Sales of VOIs recognitions (deferrals)	$2	$(13)	$49	$—	$38
Cost of VOI sales (deferrals)(1)	(1)	(4)	15	—	10
Sales and marketing expense (deferrals)	—	(1)	7	—	6
Net construction recognitions (deferrals)(2)	$3	$(8)	$27	$—	$22

Net (loss) income attributable to stockholders	$(4)	$2	$29	$—	$27
Net income attributable to noncontrolling interest	2	2	3	—	7
Net (loss) income	(2)	4	32	—	34
Interest expense	79	87	84	—	250
Income tax (benefit) expense	(11)	3	61	—	53
Depreciation and amortization	62	68	68	—	198
Interest expense and depreciation and amortization included in equity in earnings from unconsolidated affiliates	1	2	(1)	—	2
EBITDA	129	164	244	—	537
Other loss (gain), net	5	3	(9)	—	(1)
Share-based compensation expense	9	18	11	—	38
Acquisition and integration-related expense	109	48	36	—	193
Impairment expense	2	—	—	—	2
Other adjustment items(3)	22	33	25	—	80
Adjusted EBITDA	276	266	307	—	849
Adjusted EBITDA attributable to noncontrolling interest	3	4	4	—	11
Adjusted EBITDA attributable to stockholders	$273	$262	$303	$—	$838

NET CONSTRUCTION DEFERRAL ACTIVITY
(CONTINUED, in millions)

	2023
NET CONSTRUCTION DEFERRAL ACTIVITY	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Sales of VOIs recognitions (deferrals)	$4	$(6)	$(12)	$(21)	$(35)
Cost of VOI sales recognitions (deferrals)(1)	1	(1)	(3)	(6)	(9)
Sales and marketing expense recognitions (deferrals)	1	(1)	(2)	(3)	(5)
Net construction recognitions (deferrals)(2)	$2	$(4)	$(7)	$(12)	$(21)

Net income attributable to stockholders	$73	$80	$92	$68	$313
Net income attributable to noncontrolling interest	—	—	—	—	—
Net income	73	80	92	68	313
Interest expense	44	44	45	45	178
Income tax expense	17	35	44	40	136
Depreciation and amortization	51	52	53	57	213
Interest expense and depreciation and amortization included in equity in earnings from unconsolidated affiliates	—	1	—	1	2
EBITDA	185	212	234	211	842
Other (gain) loss, net	(1)	(3)	1	1	(2)
Share-based compensation expense	10	16	12	2	40
Acquisition and integration-related expense	17	13	12	26	68
Impairment expense	—	3	—	—	3
Other adjustment items(3)	7	7	10	30	54
Adjusted EBITDA	218	248	269	270	1,005
Adjusted EBITDA attributable to noncontrolling interest	—	—	—	—	—
Adjusted EBITDA attributable to stockholders	$218	$248	$269	$270	$1,005
(1)Includes anticipated Costs of VOI sales related to inventory associated with Sales of VOIs under construction that will be acquired once construction is complete.
(2)The table represents deferrals and recognitions of Sales of VOIs revenue and direct costs for properties under construction.
(3)Includes costs associated with restructuring, one-time charges and other non-cash items. This amount also includes the amortization of premiums and discounts resulting from purchase accounting.

Conference Call
Hilton Grand Vacations will host a conference call on Nov. 7, 2024, at 11 a.m. (ET) to discuss third quarter results.
To access the live teleconference, please dial 1-866-250-8117 in the U.S./Canada (or +1-412-317-6011 internationally) approximately 15 minutes prior to the teleconference’s start time. A live webcast will also be available by logging onto the HGV Investor Relations website at https://investors.hgv.com.
In the event of audio difficulties during the call on the toll-free number, participants are advised that accessing the call using the +1-412-317-6011 dial-in number may bypass the source of audio difficulties.
A replay will be available within 24 hours after the teleconference’s completion through Nov. 21, 2024. To access the replay, please dial 1-844-512-2921 in the U.S. (+1-412-317-6671 internationally) using ID#10193742. A webcast replay and transcript will also be available within 24 hours after the live event at https://investors.hgv.com.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements convey management’s expectations as to the future of HGV, and are based on management’s beliefs, expectations, assumptions and such plans, estimates, projections and other information available to management at the time HGV makes such statements. Forward-looking statements include all statements that are not historical facts, and may be identified by terminology such as the words “outlook,” “believe,” “expect,” “potential,” “goal,” “continues,” “may,” “will,” “should,” “could,” “would,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “future,” “guidance,” “target,” or the negative version of these words or other comparable words, although not all forward-looking statements may contain such words. The forward-looking statements contained in this press release include statements related to HGV’s revenues, earnings, taxes, cash flow and related financial and operating measures, and expectations with respect to future operating, financial and business performance and other anticipated future events and expectations that are not historical facts, including related to the acquisition and integration of Bluegreen Vacations Holding Corporation (“Bluegreen”).
HGV cautions you that our forward-looking statements involve known and unknown risks, uncertainties and other factors, including those that are beyond HGV’s control, which may cause the actual results, performance or achievements to be materially different from the future results. Any one or more of these risks or uncertainties, including those related to HGV’s acquisition and integration of Bluegreen, could adversely impact HGV’s operations, revenue, operating profits and margins, key business operational metrics, financial condition or credit rating.
For a more detailed discussion of these factors, see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in HGV’s most recent Annual Report on Form 10-K, which may be supplemented and updated by the risk factors in HGV’s quarterly reports, current reports and other filings HGV makes with the SEC.
HGV’s forward-looking statements speak only as of the date of this communication or as of the date they are made. HGV disclaims any intent or obligation to update any “forward-looking statement” made in this communication to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.
Non-GAAP Financial Measures
The Company refers to certain non-GAAP financial measures in this press release, including Adjusted Net Income or Loss, Adjusted Net Income or Loss Attributable to Stockholders, Adjusted Diluted EPS, EBITDA, Adjusted EBITDA, Adjusted EBITDA Attributable to Stockholders, EBITDA profit margin, Adjusted EBITDA profit margin, Free Cash Flow and Adjusted Free Cash Flow, profits and profit margins for HGV’s key activities - real estate, financing, resort and club management, and rental and ancillary services. Please see the tables in this press release and “Definitions” for additional information and reconciliations of such non-GAAP financial measures.
The Company believes these additional measures are also important in helping investors understand the performance and efficiency with which we are able to convert revenues for each of these key activities into operating profit, both in dollars and as margins, and are frequently used by securities analysts, investors and other interested parties as one of common performance measures to compare results or estimate valuations across companies in our industry.
The Company refers to Adjusted EBITDA guidance excluding deferrals and recognitions, which does not take into account any future deferrals of revenues and direct expenses related to the sales of VOIs under construction that are recognized, only on a non-GAAP basis, as the quantification of reconciling items to the most directly comparable U.S. GAAP financial measure is not readily available without unreasonable effort due to uncertainties associated with the timing and amount of such items. These items may create a material difference between the non-GAAP and comparable U.S. GAAP results. We define Adjusted EBITDA Attributable to Stockholders as Adjusted EBITDA excluding amounts attributable to the noncontrolling interest in HGV/Big Cedar Vacations in which HGV owns a 51% interest (“Big Cedar”).
About Hilton Grand Vacations Inc.
Hilton Grand Vacations Inc. (NYSE:HGV) is recognized as a leading global timeshare company and is the exclusive vacation ownership partner of Hilton. With headquarters in Orlando, Florida, Hilton Grand Vacations develops, markets, and operates a system of brand-name, high-quality vacation ownership resorts in select vacation destinations. Hilton Grand Vacations has a reputation for delivering a consistently exceptional standard of service, and unforgettable vacation experiences for guests and approximately 720,000 Club Members. Membership with the Company provides best-in-class programs, exclusive services and maximum flexibility for our Members around the world.
For more information, visit www.corporate.hgv.com. Follow us on Instagram, Facebook, LinkedIn, X (formerly Twitter), Pinterest and YouTube.
HILTON GRAND VACATIONS INC.
DEFINITIONS
EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders
EBITDA, presented herein, is a financial measure that is not recognized under U.S. GAAP that reflects net income, before interest expense (excluding non-recourse debt), a provision for income taxes and depreciation and amortization.
Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude certain items, including, but not limited to, gains, losses and expenses in connection with: (i) other gains, including asset dispositions and foreign currency transactions; (ii) debt restructurings/retirements; (iii) non-cash impairment losses; (iv) share-based and other compensation expenses; and (v) other items, including but not limited to costs associated with acquisitions, restructuring, amortization of premiums and discounts resulting from purchase accounting, and other non-cash and one-time charges.
Adjusted EBITDA Attributable to Stockholders is calculated as Adjusted EBITDA, as previously defined, excluding amounts attributable to the noncontrolling interest in Big Cedar.
EBITDA profit margin, presented herein, represents EBITDA, as previously defined, divided by total revenues. Adjusted EBITDA profit margin, presented herein, represents Adjusted EBITDA, as previously defined, divided by total revenues.
EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders are not recognized terms under U.S. GAAP and should not be considered as alternatives to net income or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, our definitions of EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders may not be comparable to similarly titled measures of other companies.
HGV believes that EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders provide useful information to investors about us and our financial condition and results of operations for the following reasons: (i) EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders are among the measures used by our management team to evaluate our operating performance and make day-to-day operating decisions; and (ii) EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in our industry.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income, cash flow or other methods of analyzing our results as reported under U.S. GAAP. Some of these limitations are:
•EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders do not reflect changes in, or cash requirements for, our working capital needs;
•EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders do not reflect our interest expense (excluding interest expense on non-recourse debt), or the cash requirements necessary to service interest or principal payments on our indebtedness;
•EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders do not reflect our tax expense or the cash requirements to pay our taxes;
•EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;
•EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders do not reflect the effect on earnings or changes resulting from matters that we consider not to be indicative of our future operations;

•EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders do not reflect any cash requirements for future replacements of assets that are being depreciated and amortized; and
•EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders may be calculated differently from other companies in our industry limiting their usefulness as comparative measures.
Because of these limitations, EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders should not be considered as discretionary cash available to us to reinvest in the growth of our business or as measures of cash that will be available to us to meet our obligations.
Adjusted Net Income, Adjusted Net Income Attributable to Stockholders and Adjusted Diluted EPS Attributable to Stockholders
Adjusted Net Income, presented herein, is calculated as net income further adjusted to exclude certain items, including, but not limited to, gains, losses and expenses in connection with costs associated with acquisitions, restructuring, amortization of premiums and discounts resulting from purchase accounting, and other non-cash and one-time charges. Adjusted Net Income Attributable to Stockholders, presented herein, is calculated as Adjusted Net Income, as defined above, excluding amounts attributable to the noncontrolling interest in Big Cedar. Adjusted Diluted EPS, presented herein, is calculated as Adjusted Net Income Attributable to Stockholders, as defined above, divided by diluted weighted average shares outstanding.
Adjusted Net Income, Adjusted Net Income Attributable to Stockholders and Adjusted Diluted EPS are not recognized terms under U.S. GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, our definition may not be comparable to similarly titled measures of other companies.
Adjusted Net Income, Adjusted Net Income Attributable to Stockholders and Adjusted Diluted EPS are useful to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods.
Free Cash Flow and Adjusted Free Cash Flow
Free Cash Flow represents cash from operating activities less non-inventory capital spending.
Adjusted Free Cash Flow represents free cash flow further adjusted to exclude net non-recourse debt activities and other one-time adjustment items including, but not limited to, costs associated with acquisitions.
We consider Free Cash Flow and Adjusted Free Cash Flow to be liquidity measures not recognized under U.S. GAAP that provide useful information to both management and investors about the amount of cash generated by operating activities that can be used for investing and financing activities, including strategic opportunities and debt service. We do not believe these non-GAAP measures to be a representation of how we will use excess cash.
Non-GAAP Measures within Our Segments
Sales revenue represents sales of VOIs, net, and Fee-for-service commissions and brand fees earned from the sale of fee-for-service VOIs. Fee-for-service commissions and brand fees represents sales, marketing, brand and other fees, which corresponds to the applicable line item from our condensed consolidated statements of operations, adjusted by marketing revenue and other fees earned primarily from discounted marketing related packages which encompass a sales tour to prospective owners. Real estate expense represents costs of VOI sales and Sales and marketing expense, net. Sales and marketing expense, net represents sales and marketing expense, which corresponds to the applicable line item from our condensed consolidated statements of operations, adjusted by marketing revenue and other fees earned primarily from discounted marketing related packages which encompass a sales tour to prospective owners. Both fee-for-service commissions and brand fees and sales and marketing expense, net, represent non-GAAP measures. We present these items net because it provides a meaningful measure of our underlying real estate profit related to our primary real estate activities which focus on the sales and costs associated with our VOIs.
Real estate profit represents sales revenue less real estate expense. Real estate margin is calculated as a percentage by dividing real estate profit by sales revenue. We consider real estate profit margin to be an important non-GAAP operating measure because it measures the efficiency of our sales and marketing spending, management of inventory costs, and initiatives intended to improve profitability.
Financing profit represents financing revenue, net of financing expense, both of which correspond to the applicable line items from our condensed consolidated statements of operations. Financing profit margin is calculated as a percentage by dividing financing profit by financing revenue. We consider this to be an important non-GAAP operating measure because it measures the efficiency and profitability of our financing business in connection with our VOI sales.

Resort and club management profit represents resort and club management revenue, net of resort and club management expense, both of which correspond to the applicable line items from our condensed consolidated statements of operations. Resort and club management profit margin is calculated as a percentage by dividing resort and club management profit by resort and club management revenue. We consider this to be an important non-GAAP operating measure because it measures the efficiency and profitability of our resort and club management business that support our VOI sales business.
Rental and ancillary services profit represents rental and ancillary services revenues, net of rental and ancillary services expenses, both of which correspond to the applicable line items from our condensed consolidated statements of operations. Rental and ancillary services profit margin is calculated as a percentage by dividing rental and ancillary services profit by rental and ancillary services revenue. We consider this to be an important non-GAAP operating measure because it measures our ability to convert available inventory and unoccupied rooms into revenue and profit by transient rentals, as well as profitability of other services, such as food and beverage, retail, spa offerings and other guest services.
Real Estate Metrics
Contract sales represents the total amount of VOI products (fee-for-service, just-in-time, developed, and points-based) under purchase agreements signed during the period where we have received a down payment of at least 10% of the contract price. Contract sales differ from revenues from the Sales of VOIs, net that we report in our condensed consolidated statements of operations due to the requirements for revenue recognition, as well as adjustments for incentives. While we do not record the purchase price of sales of VOI products developed by fee-for-service partners as revenue in our condensed consolidated financial statements, rather recording the commission earned as revenue in accordance with U.S. GAAP, we believe contract sales to be an important operational metric, reflective of the overall volume and pace of sales in our business and believe it provides meaningful comparability of HGV’s results the results of our competitors which may source their VOI products differently. HGV believes that the presentation of contract sales on a combined basis (fee-for-service, just-in-time, developed, and points-based) is most appropriate for the purpose of the operating metric; additional information regarding the split of contract sales, is included in Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations in our most recent Quarterly Report on form 10-Q for the period ended Sept. 30, 2024.
Developed Inventory refers to VOI inventory that is sourced from projects developed by HGV.
Fee-for-Service Inventory refers to VOI inventory HGV sells and manages on behalf of third-party developers.
Just-in-Time Inventory refers to VOI inventory primarily sourced in transactions that are designed to closely correlate the timing of the acquisition with HGV’s sale of that inventory to purchasers.
Points-Based Inventory refers to VOI sales that are backed by physical real estate that is or will be contributed to a trust.
Net Owner Growth (“NOG”) represents the year-over-year change in membership.
Tour flow represents the number of sales presentations given at HGV’s sales centers during the period.
Volume per guest (“VPG”) represents the sales attributable to tours at HGV’s sales locations and is calculated by dividing contract sales, excluding telesales, by tour flow. HGV considers VPG to be an important operating measure because it measures the effectiveness of HGV’s sales process, combining the average transaction price with closing rate.

HILTON GRAND VACATIONS INC.
FINANCIAL TABLES

HILTON GRAND VACATIONS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except share and per share data)

	September 30, 2024	December 31, 2023
	(unaudited)
ASSETS
Cash and cash equivalents	$297	$589
Restricted cash	244	296
Accounts receivable, net	400	507
Timeshare financing receivables, net	3,009	2,113
Inventory	2,243	1,400
Property and equipment, net	652	758
Operating lease right-of-use assets, net	86	61
Investments in unconsolidated affiliates	73	71
Goodwill	1,960	1,418
Intangible assets, net	1,794	1,158
Other assets	396	314
TOTAL ASSETS	$11,154	$8,685
LIABILITIES AND EQUITY
Accounts payable, accrued expenses and other	$1,057	$952
Advanced deposits	224	179
Debt, net	5,039	3,049
Non-recourse debt, net	1,564	1,466
Operating lease liabilities	103	78
Deferred revenue	213	215
Deferred income tax liabilities	967	631
Total liabilities	9,167	6,570

Equity:
Preferred stock, $0.01 par value; 300,000,000 authorized shares, none issued or outstanding as of September 30, 2024 and December 31, 2023	—	—
Common stock, $0.01 par value; 3,000,000,000 authorized shares, 99,850,114 shares issued and outstanding as of September 30, 2024 and 105,961,160 shares issued and outstanding as of December 31, 2023	1	1
Additional paid-in capital	1,428	1,504
Accumulated retained earnings	414	593
Accumulated other comprehensive income	2	17
Total stockholders' equity	1,845	2,115
Noncontrolling interest	142	—
Total equity	1,987	2,115
TOTAL LIABILITIES AND EQUITY	$11,154	$8,685

HILTON GRAND VACATIONS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues
Sales of VOIs, net	$550	$367	$1,459	$1,040
Sales, marketing, brand and other fees	159	170	471	501
Financing	105	75	311	225
Resort and club management	179	138	516	402
Rental and ancillary services	183	171	559	502
Cost reimbursements	130	97	381	289
Total revenues	1,306	1,018	3,697	2,959
Expenses
Cost of VOI sales	75	43	188	141
Sales and marketing	467	334	1,321	971
Financing	45	25	128	73
Resort and club management	50	43	152	129
Rental and ancillary services	178	154	539	460
General and administrative	44	40	147	130
Acquisition and integration-related expense	36	12	193	42
Depreciation and amortization	68	53	198	156
License fee expense	49	37	124	101
Impairment expense	—	—	2	3
Cost reimbursements	130	97	381	289
Total operating expenses	1,142	838	3,373	2,495
Interest expense	(84)	(45)	(250)	(133)
Equity in earnings from unconsolidated affiliates	4	2	12	7
Other gain (loss), net	9	(1)	1	3
Income before income taxes	93	136	87	341
Income tax expense	(61)	(44)	(53)	(96)
Net income	32	92	34	245
Net income attributable to noncontrolling interest	3	—	7	—
Net income attributable to stockholders	$29	$92	$27	$245
Earnings per share attributable to stockholders(1):
Basic	$0.28	$0.84	$0.26	$2.21
Diluted	$0.28	$0.83	$0.26	$2.18
(1)Earnings per share is calculated using whole numbers.

HILTON GRAND VACATIONS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Operating Activities
Net income	$32	$92	$34	$245
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	68	53	198	156
Amortization of deferred financing costs, acquisition premiums and other	33	8	96	22
Provision for financing receivables losses	115	46	274	117
Impairment expense	—	—	2	3
Other (gain) loss, net	(9)	1	(1)	(3)
Share-based compensation	11	12	38	38
Equity in earnings from unconsolidated affiliates	(4)	(2)	(12)	(7)
Return on investment in unconsolidated affiliates	10	—	10	6
Net changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	125	44	140	70
Timeshare financing receivables, net	(205)	(114)	(401)	(210)
Inventory	(7)	30	(38)	(37)
Purchases and development of real estate for future conversion to inventory	(11)	(22)	(61)	(28)
Other assets	144	67	(10)	(67)
Accounts payable, accrued expenses and other	(102)	(107)	(47)	(75)
Advanced deposits	(1)	—	4	35
Deferred revenue	(108)	(16)	(22)	47
Net cash provided by operating activities	91	92	204	312
Investing Activities
Acquisitions, net of cash, cash equivalents and restricted cash acquired	—	—	(1,444)	—
Capital expenditures for property and equipment (excluding inventory)	(10)	(9)	(27)	(18)
Software capitalization costs	(22)	(13)	(42)	(29)
Other	—	—	(1)	—
Net cash used in investing activities	(32)	(22)	(1,514)	(47)
Financing Activities
Proceeds from debt	155	—	2,240	438
Proceeds from non-recourse debt	—	293	905	468
Repayment of debt	(9)	(213)	(406)	(370)
Repayment of non-recourse debt	(162)	(131)	(1,393)	(528)
Payment of debt issuance costs	(1)	(6)	(52)	(6)
Repurchase and retirement of common stock	(108)	(62)	(307)	(268)
Payment of withholding taxes on vesting of restricted stock units	—	—	(21)	(14)
Proceeds from employee stock plan purchases	—	—	5	4
Proceeds from stock option exercises	—	2	7	9
Distributions to noncontrolling interest holders	(5)	—	(5)	—
Other	—	(1)	(2)	(3)
Net cash (used in) provided by financing activities	(130)	(118)	971	(270)
Effect of changes in exchange rates on cash, cash equivalents and restricted cash	11	(5)	(5)	(15)
Net decrease in cash, cash equivalents and restricted cash	(60)	(53)	(344)	(20)
Cash, cash equivalents and restricted cash, beginning of period	601	588	885	555
Cash, cash equivalents and restricted cash, end of period	541	535	541	535
Less: Restricted cash	244	308	244	308
Cash and cash equivalents	$297	$227	$297	$227

HILTON GRAND VACATIONS INC.
FREE CASH FLOW RECONCILIATION
(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net cash provided by operating activities	$91	$92	$204	$312
Capital expenditures for property and equipment	(10)	(9)	(27)	(18)
Software capitalization costs	(22)	(13)	(42)	(29)
Free Cash Flow	$59	$70	$135	$265
Non-recourse debt activity, net	(162)	162	(488)	(60)
Acquisition and integration-related expense	36	12	193	42
Litigation settlement payment	—	—	63	—
Other adjustment items(1)	25	13	51	30
Adjusted Free Cash Flow	$(42)	$257	$(46)	$277
(1)Includes capitalized acquisition and integration-related costs.

HILTON GRAND VACATIONS INC.
SEGMENT REVENUE RECONCILIATION
(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues:
Real estate sales and financing	$814	$612	$2,241	$1,766
Resort operations and club management	383	322	1,129	944
Total segment revenues	1,197	934	3,370	2,710
Cost reimbursements	130	97	381	289
Intersegment eliminations	(21)	(13)	(54)	(40)
Total revenues	$1,306	$1,018	$3,697	$2,959

HILTON GRAND VACATIONS INC.
SEGMENT EBITDA, ADJUSTED EBITDA TO NET INCOME AND
ADJUSTED EBITDA ATTRIBUTABLE TO STOCKHOLDERS
(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net income attributable to stockholders	$29	$92	$27	$245
Net income attributable to noncontrolling interest	3	—	7	—
Net income	32	92	34	245
Interest expense	84	45	250	133
Income tax expense	61	44	53	96
Depreciation and amortization	68	53	198	156
Interest expense, depreciation and amortization included in equity in earnings from unconsolidated affiliates	(1)	—	2	1
EBITDA	244	234	537	631
Other (gain) loss, net	(9)	1	(1)	(3)
Share-based compensation expense	11	12	38	38
Acquisition and integration-related expense	36	12	193	42
Impairment expense	—	—	2	3
Other adjustment items(1)	25	10	80	24
Adjusted EBITDA	307	269	849	735
Adjusted EBITDA attributable to noncontrolling interest	4	—	11	—
Adjusted EBITDA attributable to stockholders	$303	$269	$838	$735

Segment Adjusted EBITDA:
Real estate sales and financing(2)	$233	$205	$632	$563
Resort operations and club management(2)	156	126	442	358
Adjustments:
Adjusted EBITDA from unconsolidated affiliates	3	2	14	8
License fee expense	(49)	(37)	(124)	(101)
General and administrative(3)	(36)	(27)	(115)	(93)
Adjusted EBITDA	307	269	849	735
Adjusted EBITDA attributable to noncontrolling interest	4	—	11	—
Adjusted EBITDA attributable to stockholders	$303	$269	$838	$735
Adjusted EBITDA profit margin	23.5%	26.4%	23.0%	24.8%
EBITDA profit margin	18.7%	23.0%	14.5%	21.3%
(1)Includes costs associated with restructuring, one-time charges and other non-cash items. This amount also includes the amortization of premiums and discounts resulting from purchase accounting.
(2)Includes intersegment transactions, share-based compensation, depreciation and other adjustments attributable to the segments.
(3)Excludes segment related share-based compensation, depreciation and other adjustment items.

HILTON GRAND VACATIONS INC.
REAL ESTATE SALES PROFIT DETAIL SCHEDULE
(in millions, except Tour Flow and VPG)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Tour flow	227,790	163,699	628,316	456,411
VPG	$3,392	$3,656	$3,423	$3,771
Owned contract sales mix	82.1%	71.1%	82.1%	69.6%
Fee-for-service contract sales mix	17.9%	28.9%	17.9%	30.4%

Contract sales	$777	$603	$2,165	$1,738
Adjustments:
Fee-for-service sales(1)	(139)	(174)	(387)	(528)
Provision for financing receivables losses	(114)	(46)	(272)	(117)
Reportability and other:
Net recognition (deferral) of sales of VOIs under construction(2)	49	(12)	38	(14)
Fee-for-service sale upgrades, net	—	6	—	18
Other(3)	(23)	(10)	(85)	(57)
Sales of VOIs, net	$550	$367	$1,459	$1,040
Plus:
Fee-for-service commissions and brand fees	83	107	235	325
Sales revenue	633	474	1,694	1,365

Cost of VOI sales	75	43	188	141
Sales and marketing expense, net	391	271	1,085	795
Real estate expense	466	314	1,273	936
Real estate profit	$167	$160	$421	$429
Real estate profit margin(4)	26.4%	33.8%	24.9%	31.4%

Reconciliation of fee-for-service commissions:
Sales, marketing, brand and other fees	$159	$170	$471	$501
Less: Marketing revenue and other fees(5)	(76)	(63)	(236)	(176)
Fee-for-service commissions and brand fees	$83	$107	$235	$325

Reconciliation of sales and marketing expense:
Sales and marketing expense	$467	$334	$1,321	$971
Less: Marketing revenue and other fees(5)	(76)	(63)	(236)	(176)
Sales and marketing expense, net	$391	$271	$1,085	$795
(1)Represents contract sales from fee-for-service properties on which we earn commissions and brand fees.
(2)Represents the net impact related to deferrals of revenues and direct expenses related to the Sales of VOIs under construction that are recognized when construction is complete.
(3)Includes adjustments for revenue recognition, including amounts in rescission and sales incentives.
(4)Excluding the marketing revenue and other fees adjustment, Real Estate profit margin was 23.6% and 29.8% for the three months ended September 30, 2024 and 2023, respectively. and 21.8% and 27.8%. for the nine months ended September 30, 2024, and 2023, respectively.
(5)Includes revenue recognized through our marketing programs for existing owners and prospective first-time buyers and revenue associated with sales incentives, title service and document compliance.

HILTON GRAND VACATIONS INC.
CONTRACT SALES MIX BY TYPE SCHEDULE

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Just-In-Time Contract Sales Mix	19.2%	20.3%	21.4%	16.9%
Fee-For-Service Contract Sales Mix	17.9%	28.9%	17.9%	30.4%
Total Capital-Efficient Contract Sales Mix	37.1%	49.2%	39.3%	47.3%

HILTON GRAND VACATIONS INC.
FINANCING PROFIT DETAIL SCHEDULE
(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Interest income	$118	$72	$346	$210
Other financing revenue	9	7	31	26
Premium amortization of acquired timeshare financing receivables	(22)	(4)	(66)	(11)
Financing revenue	105	75	311	225
Consumer financing interest expense	26	12	71	35
Other financing expense	18	13	52	39
Amortization of acquired non-recourse debt discounts and premiums, net	1	—	5	(1)
Financing expense	45	25	128	73
Financing profit	$60	$50	$183	$152
Financing profit margin	57.1%	66.7%	58.8%	67.6%

HILTON GRAND VACATIONS INC.
RESORT AND CLUB PROFIT DETAIL SCHEDULE
(in millions, except for Members and Net Owner Growth)

	Twelve Months Ended September 30,
	2024	2023
Total members	721,504	525,915
Net Owner Growth (NOG)(1)	6,067	10,973
Net Owner Growth % (NOG)(1)	1.2%	2.1%
(1)NOG is a trailing-twelve-month concept for which the twelve months ended September 30, 2024 and ended September 30, 2023 includes member count for HGV Max and Legacy HGV-DRI members only on a consolidated basis.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Club management revenue	$74	$56	$204	$160
Resort management revenue	105	82	312	242
Resort and club management revenues	179	138	516	402
Club management expense	20	14	61	44
Resort management expense	30	29	91	85
Resort and club management expenses	50	43	152	129
Resort and club management profit	$129	$95	$364	$273
Resort and club management profit margin	72.1%	68.8%	70.5%	67.9%

HILTON GRAND VACATIONS INC.
RENTAL AND ANCILLARY PROFIT DETAIL SCHEDULE
(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Rental revenues	$171	$160	$521	$469
Ancillary services revenues	12	11	38	33
Rental and ancillary services revenues	183	171	559	502
Rental expenses	167	144	507	431
Ancillary services expense	11	10	32	29
Rental and ancillary services expenses	178	154	539	460
Rental and ancillary services profit	$5	$17	$20	$42
Rental and ancillary services profit margin	2.7%	9.9%	3.6%	8.4%

HILTON GRAND VACATIONS INC.
REAL ESTATE SALES AND FINANCING SEGMENT ADJUSTED EBITDA
(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Sales of VOIs, net	$550	$367	$1,459	$1,040
Sales, marketing, brand and other fees	159	170	471	501
Financing revenue	105	75	311	225
Real estate sales and financing segment revenues	814	612	2,241	1,766
Cost of VOI sales	(75)	(43)	(188)	(141)
Sales and marketing expense	(467)	(334)	(1,321)	(971)
Financing expense	(45)	(25)	(128)	(73)
Marketing package stays	(21)	(13)	(54)	(40)
Share-based compensation	3	4	9	10
Other adjustment items	24	4	73	12
Real estate sales and financing segment adjusted EBITDA	$233	$205	$632	$563
Real estate sales and financing segment adjusted EBITDA profit margin	28.6%	33.5%	28.2%	31.9%

HILTON GRAND VACATIONS INC.
RESORT AND CLUB MANAGEMENT SEGMENT ADJUSTED EBITDA
(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Resort and club management revenues	$179	$138	$516	$402
Rental and ancillary services	183	171	559	502
Marketing package stays	21	13	54	40
Resort and club management segment revenue	383	322	1,129	944
Resort and club management expenses	(50)	(43)	(152)	(129)
Rental and ancillary services expenses	(178)	(154)	(539)	(460)
Share-based compensation	2	1	5	3
Other adjustment items	(1)	—	(1)	—
Resort and club segment adjusted EBITDA	$156	$126	$442	$358
Resort and club management segment adjusted EBITDA profit margin	40.7%	39.1%	39.1%	37.9%

HILTON GRAND VACATIONS INC.
ADJUSTED NET INCOME ATTRIBUTABLE TO STOCKHOLDERS AND
ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO STOCKHOLDERS (Non-GAAP)
(in millions except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net income attributable to stockholders	$29	$92	$27	$245
Net income attributable to noncontrolling interest	3	—	7	—
Net income	32	92	34	245
Income tax expense	61	44	53	96
Income before income taxes	93	136	87	341
Certain items:
Other (gain) loss, net	(9)	1	(1)	(3)
Impairment expense	—	—	2	3
Acquisition and integration-related expense	36	12	193	42
Other adjustment items(1)	25	10	80	24
Adjusted income before income taxes	145	159	361	407
Income tax expense	(74)	(50)	(122)	(113)
Adjusted net income	71	109	239	294
Net income attributable to noncontrolling interest	3	—	7	—
Adjusted net income attributable to stockholders	$68	$109	$232	$294

Weighted average shares outstanding
Diluted	102.0	110.9	104.4	112.6
Earnings per share attributable to stockholders(2):
Diluted	$0.28	$0.83	$0.26	$2.18
Adjusted diluted	$0.67	$0.98	$2.22	$2.62
(1)Includes costs associated with restructuring, one-time charges, the amortization of premiums and discounts resulting from purchase accounting and other non-cash items.
(2)Earnings per share amounts are calculated using whole numbers.

HILTON GRAND VACATIONS INC.
RECONCILIATION OF NON-GAAP PROFIT MEASURES TO GAAP MEASURE
(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in millions)	2024	2023	2024	2023
Net income attributable to stockholders	$29	$92	$27	$245
Net income attributable to noncontrolling interest	3	—	7	—
Net income	32	92	34	245
Interest expense	84	45	250	133
Income tax expense	61	44	53	96
Depreciation and amortization	68	53	198	156
Interest expense, depreciation and amortization included in equity in earnings from unconsolidated affiliates	(1)	—	2	1
EBITDA	244	234	537	631
Other (gain) loss, net	(9)	1	(1)	(3)
Equity in earnings from unconsolidated affiliates(1)	(3)	(2)	(14)	(8)
Impairment expense	—	—	2	3
License fee expense	49	37	124	101
Acquisition and integration-related expense	36	12	193	42
General and administrative	44	40	147	130
Profit	$361	$322	$988	$896

Real estate profit	$167	$160	$421	$429
Financing profit	60	50	183	152
Resort and club management profit	129	95	364	273
Rental and ancillary services profit	5	17	20	42
Profit	$361	$322	$988	$896
(1) Excludes impact of interest expense, depreciation and amortization included in equity in earnings from unconsolidated affiliates of $(1) million and $2 million, respectively, for the three and nine months ended September 30, 2024 and $1 million for the nine months ended September 30, 2023.